Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Caprius, Inc. (the “Company”) on Form 10-KSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dwight Morgan, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1)    To the best of my knowledge, the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           To the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Dwight Morgan
Dwight Morgan
Chairman, President & CEO

December 18, 2007